EXHIBIT 4.1

NUMBER XO		SHARES

THE RIGHTS, PREFERENCES
AND LIMITATIONS OF THE
COMMON STOCK
REPRESENTED BY THIS
CERTIFICATE ARE
DETERMINED BY THE
CERTIFICATE OF
INCORPORATION
ESTABLISHING THE RIGHTS,
PREFERENCES AND
LIMITATIONS OF THIS CLASS
OF SHARES, WHICH WAS
APPROVED BY THE BOARD OF
DIRECTORS OF THE
CORPORATION AND FILED
WITH THE SECREARY OF
STATE OF THE STATE OF
DELAWARE. A COPY OF THE
CERTIFICATE OF
INCORPORATION IS
AVAILABLE FROM THE
CORPORATION WITHOUT
CHARGE TO
STOCKHOLDERS UPON
WRITTEN REQUEST.	[LOGO] XO COMMUNICATIONS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK, PAR VALUE $0.01 PER SHARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 983764 83 8

     THIS IS TO CERTIFY THAT

     is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

XO COMMUNICATIONS, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto, to all of which the holder by the acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated	COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR

SECRETARY	AUTHORIZED SIGNATURE CHAIRMAN OF THE BOARD OF DIRECTORS

XO COMMUNICATIONS, INC.

     The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, relative rights, preferences and limitations applicable to the Common Stock, the Preferred Stock and any series of Preferred Stock, and the authority of the Board of Directors to determine variations for future series of Preferred Stock.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties	UNIF GIFT MIN ACT – Custodian
JT TEN – as joint tenants with right of survivorship	(Cust) (Minor)
and not as tenants in common	Under Uniform Gifts to Minors
Act (State)

Additional abbreviations may also be used though not in the above list.

     For Value Received,______hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
             IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: __________________

SIGNATURE GUARANTEED	X	__________________

	X	__________________

     THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OF ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 7Ad-15.